Exhibit 99.1

FOR IMMEDIATE RELEASE:

Synutra Announces Director Resignation

Qingdao, China and Rockville, Md. – September 1, 2015 – Synutra International, Inc. (Nasdaq: SYUT), (“Synutra” or the “Company”), which owns subsidiaries in China that produce, distribute and sell nutritional products for infants, children and adults, today announced that effective on September 1, 2015, Joseph Chow will resign from Synutra’s board of directors for personal reasons. Mr. Chow’s decision to resign does not involve any disagreement with the Company.

Mr. Liang Zhang, Chairman and CEO of Synutra, commented, “We thank Joseph for his service to Synutra. Since joining Synutra, first as the interim Chief Financial Officer from November 2009 to June 2010, later as an advisor to our Chairman from June 2010 to June 2011, and most recently as a director since May 2010, Joseph has provided valuable insight and assistance to the company. We wish him success in all of his future endeavors.”

About Synutra International, Inc.

Synutra International, Inc. (Nasdaq: SYUT) is a leading infant formula company in China. It principally produces, markets and sells its products through its operating subsidiaries under the "Shengyuan" or "Synutra" name, together with other complementary brands. It focuses on selling premium infant formula products, which are supplemented by more affordable infant formulas targeting the mass market as well as other nutritional products and ingredients. It sells its products through an extensive nationwide sales and distribution network covering all provinces and provincial-level municipalities in mainland China. As of June 30, 2015, this network comprised over 760 independent distributors and over 300 independent sub-distributors who sell Synutra products in approximately 22,100 retail outlets.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, assumptions, estimates and projections about Synutra International, Inc. and its industry. All statements other than statements of historical fact in this release are forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "is/are likely to," "may," "plan," "should," "will," "aim," "potential," "continue," or other similar expressions. The forward-looking statements included in this press release relate to, among others, Synutra's goals and strategies; its future business development, financial condition and results of operations, particularly the progress on the new drying facility project in France; the expected growth of the nutritional products and infant formula markets in China; market acceptance of Synutra’s products; the safety and quality of Synutra’s products; Synutra's expectations regarding demand for its products; Synutra's ability to stay abreast of market trends and technological advances; competition in the infant formula industry in China; PRC governmental policies and regulations relating to the nutritional products and infant formula industries and our ability to meet governmental requirements, and general economic and business conditions in China. These forward-looking statements involve various risks and uncertainties. Although Synutra believes that the expectations expressed in these forward-looking statements are reasonable, these expectations may turn out to be incorrect. Synutra's actual results could be materially different from the expectations. Important risks and factors that could cause actual results to be materially different from expectations are generally set forth in Synutra's filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release.

Synutra International, Inc. undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

FOR FURTHER INFORMATION:

Synutra International, Inc.

Investor Relations Department

ir@synutra.com or 646-328-2552